UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

 FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): May 28, 2014

USA Mobility, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-32358	16-1694797
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6850 Versar Center, Suite 420, Springfield, Virginia		22,151
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (800) 611-8488
Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.
On May 28, 2014, USA Mobility, Inc. (the “Company”) held its 2014 Annual Meeting of Stockholders (the “Annual Meeting”). There were 21,663,909 shares of common stock eligible to vote, of which 20,145,323 shares were represented in person or by proxy at the Annual Meeting. The purpose of the Annual Meeting was to elect seven directors; to ratify the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2014; and to approve, on an advisory basis, the compensation of the Company’s named executive officers (the “NEOs”). No other business was transacted.
Nominees for election to the Board of Directors were approved by a plurality of the votes properly cast by holders of the common stock present in person or by proxy at the Annual Meeting, each share being entitled to one vote. Shares withheld from voting on the election of directors, including broker non-votes, had no effect on the outcome of the election of directors. Seven directors were elected to hold office until the next annual meeting and until their respective successors have been elected or appointed.
The results of the election of the directors; the ratification of the appointment of Grant Thornton LLP; and the advisory vote on the compensation of the Company’s NEOs; were as follows:

Election of Directors:	Votes For	Votes Withheld	Broker Non-Votes
N. Blair Butterfield	18,148,310	321,136	1,675,877
Nicholas A Gallopo	18,148,186	321,260	1,675,877
Vincent D. Kelly	18,154,419	315,027	1,675,877
Brian O’Reilly	15,150,092	3,319,354	1,675,877
Matthew Oristano	18,138,601	330,845	1,675,877
Samme L. Thompson	15,149,798	3,319,648	1,675,877
Royce Yudkoff	15,111,889	3,357,557	1,675,877
Ratification of the Appointment of:	Votes For	Votes Against	Abstentions	Broker Non-Votes
Grant Thornton LLP	20,065,750	68,585	10,988	—
Advisory Vote on the Approval of:	Votes For	Votes Against	Abstentions	Broker Non-Votes
NEO compensation	8,837,072	9,609,455	22,919	1,675,877

Based on the results of the advisory vote on the compensation of the Company’s NEOs, the Compensation Committee of the Board of Directors will be reviewing the Company’s 2014 compensation policies and practices to address the input received from the Company’s stockholders.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USA Mobility, Inc.

May 28, 2014	By:	/s/ Shawn E. Endsley
Name: Shawn E. Endsley
Title: Chief Financial Officer